Exhibit 99.1

To the Board of Directors and Stockholders

Biond Photonics, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Biond Photonics, Inc. (the Company) as of December 31, 2020 and 2019, and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2020 and for the period from February 28, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from February 28, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the research and development stage and has not generated revenue to date. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

Rose, Snyder & Jacobs LLP

We have served as the Company’s auditor since 2021.

Encino, California

June 1, 2021

Biond Photonics, Inc.

Balance Sheets

	December 31
	2020	2019
ASSETS

Current Assets
Cash	$38,302	$206
Total Current Assets	38,302	206

Property and Equipment	115,888	-
Total Assets	$154,190	$206

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts Payable	$2,886	$-
Accrued expenses	8,407	-
Advances from officers	16,616	456
Notes Payable to officers	120,000	-
Total Current Liabilities	147,909	456

Commitments and Contingencies

Stockholders’ Equity
Common Stock no par value, 10,000,000 shares authorized, 2,500,000 shares issued and outstanding	20,000	-
Accumulated Deficit	(13,719)	(249)
Total Stockholders’ Equity	6,281	(249)

Total Liabilities and Stockholders’ Equity	$154,190	$206

The accompanying notes are an integral part of these financials

Biond Photonics, Inc.

Statements of Operations

For the year ended December 31, 2020 and

for the period from February 28, 2019 (inception) through December 31, 2019

	2020	2019

Revenue	$-	$-

Operating Expenses	11,670	249

Other Income (Expenses)
Interest Expense	(1,000)	-
Total Other Expenses	(1,000)	-

Loss before provision for Income Taxes	(12,670)	(249)

Provision for income tax	(800)	-

Net Loss	$(13,470)	$(249)

Basic and Diluted Loss Per Share	$(0.03)	$(0.00)

Weighted average common shares outstanding - basic and diluted	431,507	0

The accompanying notes are an integral part of these financials

Biond Photonics, Inc.

Statement of Stockholders’ Equity

For the period from February 28, 2019 (inception) through December 31, 2020

				Total
	Common Stock		Accumulated	Stockholders’
	Shares	Amount	Deficit	Equity

Balance, February 28, 2019	-	$-	$-	$-

Net Loss			(249)	(249)

Balance, December 31, 2019	-	$-	$(249)	$(249)

Issuance of shares of common stock for Cash	2,500,000	20,000		20,000

Net Loss			(13,470)	(13,470)

Balance, December 31, 2020	2,500,000	$20,000	$(13,719)	$6,281

 The accompanying notes are an integral part of these financials

Biond Photonics, Inc.

Statements of Cash Flows

For the year ended December 31, 2020 and

for the period from February 28, 2019 (inception) through December 31, 2019

	2020	2019
Operating activities
Net Loss	$(13,470)	$(249)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in accounts payable	2,886	-
Change in accrued expenses	9,207	-
Net cash used in operating activities	(1,377)	(249)

Investing activities
Payments for Property and Equipment	(106,228)	-
Net cash used in investing activities	(106,228)	-

Financing activities
Proceeds from Advances	5,701	1,250
Repayment of Advances to officers	-	(795)
Proceeds from Common Stock	20,000	-
Proceeds from Notes Payable	120,000
Net cash provided by Financing activities	145,701	455

Net change in cash	38,096	206

Cash, beginning of period	206	-

Cash, end of period	$38,302	$206

Supplemental Disclosures
Expenses paid by officers	$800	-
Equipment paid by officers	$9,600	-

 The accompanying notes are an integral part of these financials

NOTE 1 – THE COMPANY

Biond Photonics, Inc. (“Biond” or the “Company”), is a California C Corporation, incorporated on February 28th, 2019. The Company filed the articles of incorporation of a General Stock Corporation with the secretary of state under the laws of the State of California.

Biond is headquartered in Santa Barbara, California. The Company is engaged in the research and development of infrared (IR) optical sensors to disrupt the market for IR sensors and using its proprietary technology aims to produce a much higher performance alternative to today’s low-cost sensors at much lower prices than would otherwise be possible. The focus of the Company will be the image sensor markets which is currently a 30Bn market with initial efforts to penetrate the 3D imaging and sensing (mobile & consumer, defense & aerospace, industrial, medical, auto) and lidar (robotic vehicles, ADAS vehicles, topography, wind, industrial) markets.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The financial statements reflect all adjustments, which in the opinion of management, are necessary to present fairly the financial position at December 31, 2019, and December 31, 2020 and the results of operations and cash flows of the Company for the periods ended December 31, 2019 and December 31, 2020.

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity.

Going Concern

The Company incurred a net loss of $13,470 for the year ended December 31, 2020. In addition, the Company is in the research and development stage and has not generated revenue to date. In order to support its operations, the Company will require additional infusions of cash from the sale of equity instruments or the issuance of debt instruments, or the commencement of profitable revenue generating activities. If adequate funds are not available or are not available on acceptable terms, the Company’s ability to fund its operations, develop or enhance its sensors in the future or respond to competitive pressures would be significantly limited. Such limitations could require the Company to curtail, suspend or discontinue parts of its business plan.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that could result from the outcome of this uncertainty. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Basic Net Loss Per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period. In 2019, shares had not been issued, in 2020, 1,250,000 shares were issued to each of the two founders at the end of October.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Fair Value of Financial Instruments

As defined in Financial Accounting Standards Board (“FASB”) ASC Topic No. 820, “Fair Value Measurements and Disclosures” (“ASC 820”), fair values is the price that would be received to sell an asset or paid to transfer the liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses the market or income approach. Based on this approach, the Company utilizes certain assumptions about the risk inherent in the inputs to the valuation technique. These inputs can be readily observable, market-corroborated or generally unobservable inputs. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the observability of the inputs used in the valuation techniques, the Company is required to provide the following information according to the fair value hierarchy. The fair value hierarchy ranks the quality and the reliability of the information used to determine fair values. As a basis for considering these assumptions, ASC 820 defines a three-tier value hierarchy that prioritizes the inputs used in the valuation methodologies in measuring fair value.

Level 1 – Unadjusted quoted prices in active, accessible market for identical assets or liabilities

Level 2 – Other inputs that are directly or indirectly observable in the marketplace

Level 3 – Unobservable inputs which are supported by little or no market activity

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The carrying values of the Company’s cash, accounts payable, accrued expenses and advances from officers approximate their fair value due to the relatively short maturity of these items. The carrying amounts reported for debt obligations approximate fair value due to the effective interest rate of these obligations reflecting the Company’s current borrowing rate.

Concentration of Risk

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Property and Equipment

Property, equipment and improvements are reported at historical cost, net of accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Repairs and maintenance to these assets are charged to expense as incurred; major improvements enhancing the function and/or the asset’s useful life are capitalized. When items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gains or losses arising from such transactions are recognized.

As of December 31, 2020, the Company has one capitalized construction in progress asset which will be used for the production of their sensors. The asset is not currently in use and will continue to receive capitalized improvements until it is ready to use. Once commissioned and properly setup, the property and equipment will be depreciated using the straight-line method over their estimated useful life of 5 years.

Cash and Cash Equivalents

The Company considers cash in banks, deposits in transit, and highly liquid debt instruments purchased with original maturities of three months or less to be cash and cash equivalents. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company’s accounts are insured by the FDIC but at times may exceed federally insured limits.

Income Taxes

The Company is expected to have net operating loss carryforwards that it can use to offset a certain amount of taxable income in the future. The Company is currently analyzing the amount of loss carryforwards that will be available to reduce future taxable income. The resulting deferred tax assets will be offset by a valuation allowance due to the uncertainty of its realization. The primary difference between income tax expense attributable to continuing operations and the amount of income tax expense that would result from applying domestic federal statutory rates to income before income taxes relates to the recognition of a valuation allowance for deferred income tax assets.

The Company has adopted FASB ASC 740-10, “Income Taxes” which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold of more likely than not as a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a Company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities. The Company’s policy is to include interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties totaled $0 for the years ended December 31, 2020 and 2019. The Company’s net operating loss carryforwards are subject to IRS examination until they are fully utilized, and such tax years are closed.

The Company will file tax returns in the U.S. federal jurisdiction and the state of California. The Company’s federal and state return form are subject to review by the taxing authorities. The Company is not currently under examination by any taxing authority, nor has it been notified of an impending examination.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in “Leases (Topic 840)” and generally requires all leases to be recognized in the balance sheet. ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2021 for nonpublic entities; early adoption is permitted. The provisions of ASU 2016-02 are to be applied using a modified retrospective approach. The Company is not currently a party to a lease agreement at December 31,2020, but it expects to enter into a lease in the first quarter of 2021.

In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606), which amends certain aspects of the Board’s new revenue standard, ASU 2014-09, Revenue from Contracts with Customers.  The Company does not currently generate revenue.

NOTE 3 – PROPERTY AND EQUIPMENT

Property, equipment and improvements as of December 31, 2020 consisted of the following:

Equipment	$115,888

Less: accumulated depreciation and amortization	(0)

Equipment, net	$115,888

NOTE 4 – ADVANCES FROM OFFICERS

During the year ended December 31, 2020, in an effort to carry the Company forward with limited cash flow, two officers provided advances to pay for miscellaneous Company expenses. The amounts recorded for December 31, 2020 and December 31, 2019 were $16,616 and $456, respectively.

NOTE 5 – NOTES PAYABLE

The Company entered into two $60,000 promissory notes on October 27, 2020 from Jonathan Klamkin, Cofounder, Director and CEO; and Lee McCarthy, Cofounder, Director, interim CFO and COO. The notes bear simple interest at an annual rate of 5% and mature December 31, 2021. As of December 31, 2020, the notes have incurred $1,000 in interest. The purpose of the notes was to provide working capital for the business to bridge the Company through the upcoming transaction.

NOTE 6 – STOCKHOLDERS EQUITY

Authorized Shares

The Company’s Articles of Incorporation authorize the issuance of only one class of shares of stock. The total number of shares which this corporation is authorized to issue is 10,000,000 shares of no par value common stock.

Issued and Vested Shares

On October 27th, 2020, the board held a meeting and entered into a Stock Purchase agreement to issue 1,250,000 shares of common stock to the Director and CEO Jonathan Klamkin and 1,250,000 shares of common stock to Director, interim CFO and COO Lee McCarthy for an aggregate sum of $10,000 each. The stock purchase agreement contains a repurchase option for the Company where 250,000 shares were fully vested at as of October 27th, 2020 and the remaining 1,000,000 shares vest monthly over the next 4 years. The unvested shares may be repurchased by the Company, at the Company’s option, within 90 days after termination.

NOTE 7 – RELATED PARTIES

The Company’s advances and notes payable are from the officers/cofounders. At the time when the Company needed funds for working capital, the business decided it would be easier to look internally for these funds rather than through banks. See Note 4 and Note 5.

NOTE 8 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 01, 2021 the date the financial statements were available to be issued.

As of January 7th, 2021 the Company issued shares of stock pursuant to a stock purchase agreement which includes a vesting schedule and repurchase option to Mr. Steven P. DenBaars who will be serving as an advisor to the Corporation, such issuance to be made pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the exemption from qualification under California Law §25102(f) and available exemptions from the registration or qualification requirements of any other applicable state “blue sky” securities laws. The 25,252 shares were issued for the consideration amount of $202.02.

On February 5, 2021, the Company issued Simple Agreement for Future Equity (“SAFE”) Notes to Investors for a total of $210,000 (including the $5,000 of advances from an officer).

Beginning April 01, 2021, the Company began leasing a new office space in Goleta, California. The lease calls for a base monthly rent of $13,013.75 with a CPI escalation over the initial base rent over the term of the lease. The lease matures on March 31,2026 with the option to renew the lease with reasonable notice.

Beginning April 01, 2021, the Company began subleasing a portion of their new office space in Santa Barbara, California with Calient Technologies for 27 Castilian, Goleta, CA. The lease provides for base monthly rent of approximately $13,013 through May 31, 2021 and $8,400 starting June 1, 2021 on a month-to-month basis.

On April 13th, 2021 the Company engaged with Montrose Capital for an Alternative Public Offering (“APO”) process to complete a reverse merger as early as June 21, 2021, which was the target date set by the board of directors.